File No. 024-11839

As filed with the Securities and Exchange Commission on April 25, 2022

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated April 25, 2022

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

FBC Holding, Inc.

13,500,000,000 Shares of Common Stock

By this Offering Circular, FBC Holding, Inc., a Nevada corporation, is offering for sale a maximum of 13,500,000,000 shares of its common stock (the “Offered Shares”), at a fixed price of $_____[ 0.0002 -0.0006] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 3, for a discussion of the risks associated with a purchase of the Offered Shares.

We estimate that this offering will commence on or around May 5, 2022; this offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	13,500,000,000	$_____[ 0.0002 -0.0006]	$-0-	$_____[ 2,700,000 -8,100,000]
(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.
(2)	Does not account for the payment of expenses of this offering estimated at $15,000. See “Plan of Distribution.”

Our common stock is quoted in the over-the-counter under the symbol “FBCD” in the OTC Pink marketplace of OTC Link. On April 22, 2022, the closing price of our common stock was $0.___ per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Special 2021 Series A Preferred Stock, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Special 2021 Series A Preferred Stock has the following voting rights: each share of Special 2021 Series A Preferred Stock shall be entitled to three billion votes. Our Chief Executive Officer, as the owner of the outstanding share of the Special 2021 Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution-State Law Exemption” and “Offerings to Qualified Purchasers-Investor Suitability Standards” (page 2). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2022.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to FBC Holding, Inc., a Nevada corporation.

Our Company

Our company was incorporated on May 2006 under the laws of the State of Florida as Iron Link Ltd. In June 2007, our corporate name changed to Wave Uranium Holding. In September 2009, our corporate name changed to FBC Holding, Inc., in conjunction with a merger transaction.

On April 22, 2021, the District Court of Clark County, Nevada, case number A21-829359-C, entered an Order Granting Application for Appointment (the “Order”) of SSM Monopoly Corporation as custodian (the “Custodian”) of our company. In connection with a change-in-control transaction, on April 23, 2021, Kareem Monsour, principal of the Custodian, resigned as our sole officer and director and appointed Carey W. Cooley as our new sole officer and director. On November 30, 2021, the custodianship was terminated.

On December 15, 2021, our current sole officer and director, Lisa Nelson, acquired control of our company from Mr. Cooley, for a cash payment in the amount of $150,000. Effective December 20, 2021, we acquired FormRunner Apparel, Inc., a company owned by Mrs. Nelson.

Our company markets and sells FormRunner Apparel, a brand dedicated to Christian Nelson, who was taken too soon. We strive to provide clothing that is different from the mainstream and that embodies what Christian stood for: individuality and making a difference in this world. Our goal is for you to not only love the clothes but to live life with the mindset of making a difference. (See “Business”).

1

Offering Summary

Securities Offered	13,500,000,000 shares of common stock, par value $0.00001 (the Offered Shares).
Offering Price	$._____[ 0.0002 -0.0006] per Offered Share.
Shares Outstanding Before This Offering	2,449,627,869 shares issued and outstanding as of the date hereof.
Shares Outstanding After This Offering	15,949,627,869 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.
Minimum Number of Shares to Be Sold in This Offering	None
Disparate Voting Rights	Our outstanding shares of Special 2021 Series A Preferred Stock possess superior voting rights, which preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Special 2021 Series A Preferred Stock has the following voting rights: each share of Special 2021 Series A Preferred Stock shall be entitled to three billion votes. Our Chief Executive Officer, Lisa Nelson, as the owner of the outstanding share of the Special 2021 Series A Preferred Stock will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).
Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.
Market for our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “FBCD” in the OTC Pink marketplace of OTC Link.
Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.
Use of Proceeds	We will apply the cash proceeds of this offering for inventory, marketing and advertising, trade shows, product development, store expansion, warehouse expense, payroll and working capital. (See “Use of Proceeds”).
Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.
Corporate Information	Our principal executive offices are located at 10855 N. 116th Street, Suite 115, Scottsdale, Arizona 85259; our telephone number is (480) 410-6780; our corporate website is located at www.formrunnerapperal.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

2

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Associated with the COVID-19 Pandemic

It is possible that the Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the COVID-19 pandemic result in continuing long-term economic weakness in the United States and/or globally, our ability to expand our business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

Risks Related to Our Company

We have incurred losses in prior periods, and losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows. We have incurred losses in prior periods. For the short years ended December 31, 2021 and 2020, we incurred a net loss of $338,750 (unaudited) and $52,317 (unaudited), respectively, and, as of December 31, 2021 we had an accumulated deficit of $28,336,383 (unaudited). These operational results are those of acquired FormRunner Apparel, Inc. For several years prior to December 20, 2021, we had neither revenues, expenses nor assets, inasmuch as were a “shell company” during such years. Any losses in the future could cause the quoted price of our common stock to decline or have a material adverse effect on our financial condition, our ability to pay our debts as they become due, and on our cash flows.

There is doubt about our ability to continue as a viable business. We have not earned a profit from our operations during recent financial periods. There is no assurance that we will ever earn a profit from our operations in future financial periods.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our growth strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

We do not have a successful operating history. For several years prior to December 31, 2021, we were a shell company. Prior to our acquisition of FormRunner Apparel, Inc., we generated no revenues and incurred a net loss from operations. Because the acquired FormRunner Apparel, Inc. has never earned a profit, an investment in the Offered Shares speculative in nature. Because of this lack of operating success, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the implementation of new business strategies, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing greater awareness. Our performance and business prospects will suffer if we are unable to overcome the following challenges, among others:

-	our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a going concern;
-	our ability to execute our business strategies;
-	our ability to manage our expansion, growth and operating expenses;
-	our ability to finance our business;
-	our ability to compete and succeed in highly a competitive industry; and
-	future geopolitical events and economic crisis.

3

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

We may not be successful in establishing our retail apparel business model. We are unable to offer assurance that we will be successful in expanding our retail apparel business model. Should we fail to do so, you can expect to lose your entire investment in the Offered Shares.

We may never earn a profit in future financial periods. Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit in future financial periods.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our operations, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of Chief Executive Officer; the loss of this executive officer could disrupt our operations and adversely affect the further development of our business. Our success in establishing implementing our beverage business strategies will depend, primarily, on the continued service of our Chief Executive Officer, Lisa Nelson. The loss of service of Mrs. Nelson, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not entered into employment agreements with Mrs. Nelson. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our retail apparel strategies are not based on independent market studies. We have not commissioned any independent market studies with respect to the retail apparel industry. Rather, our plans for implementing our business and achieving profitability are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in establishing our business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

Demand for our products may be adversely affected by changes in consumer preferences or any inability on our part to predict the ever-changing trends in clothing fashion, and any significant reduction in demand could adversely affect our business, financial condition or results of operations. Our retail apparel business, including our proprietary “FormRunner” clothing line, will be required to anticipate the ever-changing trends in clothing fashion. Our future investments in marketing, as well as our strong commitment to product quality, will be intended to have a favorable impact on our business image and consumer preferences. If we do not adequately anticipate and react to changing demographics, consumer and economic trends and clothing fashion preferences, our financial results could be adversely affected.

Additionally, any failure by us to meet the changing preferences of consumers could prevent us from gaining market share and achieving long-term profitability. Clothing fashion lifecycles are relatively short and consumer preferences and loyalties change over time. Although we will attempt to anticipate these shifts and introduce new clothing lines to our consumers, we may not succeed. If we do not adequately anticipate or adjust to respond to these and other changes in consumer preferences, we may not be able to maintain and grow our retail apparel business and our sales may be adversely affected.

4

Volatility in the price or availability of the clothing items on which we will depend could adversely impact our financial results. Due to recent and ongoing supply-chain volatility and significant inflationary pressures, the availability and cost for clothing is volatile. To the extent that increased prices we pay cannot be recouped through increases in our retail prices, our profitability would be negatively affected. Further, should we be unable to secure needed clothing items, we might not be able to satisfy demand.

We may not be able to maintain comparable store sales growth. As we expand in the future, comparable store sales performance will be an important factor to or success. It is expected that comparable store sales growth will fluctuate on a quarterly and/or annual basis. A number of factors can be expected to affect our retail apparel business, including:

•	economic conditions;
•	weather conditions;
•	changing fashion trends;
•	competition;
•	new store openings in existing markets;
•	store remodeling and expansions;
•	customer response to our marketing programs;
•	procurement and management of merchandise inventory; and
•	development and growth of our FormRunner brand.

As a result of these and other factors, we may not achieve or be able to maintain comparable store sales growth in the future. As comparable store sales are an important measurement, our stock price may be materially affected by fluctuations in our comparable store sales.

We must identify and respond to fashion trends and satisfy customer demands in order to continue to succeed. Our success depends, in part, on our ability to anticipate the desired fashion trends of our customers and offer merchandise which appeals to them on a timely and affordable basis. We expect our customers’ desired fashion needs to change frequently. If we are unable to successfully anticipate, identify or react to changing styles or trends, our sales may be adversely affected and we may have excess inventories. In response, we may be forced to increase our marketing promotions, which could increase store operating, general and administrative costs or take markdowns, which could reduce our operating income. Our brand image may also suffer, if our customers believe our merchandise misjudgments indicate that we are no longer able to offer them interesting fashions.

We may be unable to compete successfully in the highly competitive retail apparel industry. The retail apparel industry is highly competitive. We compete with national and local department stores, specialty and discount store chains, independent retail stores and internet businesses that market similar lines of merchandise. We also compete with direct marketers who, like us, target customers through catalogs, internet shopping capabilities and other distribution channels. Increased competition could result in pricing pressures, increased marketing expenditures and loss of our market share, all of which could have a material adverse effect on our financial condition and results of operations.

Some of our competitors may have greater financial, marketing and other resources available to them. In many cases, our primary competitors will be located in the same shopping centers as our stores, thereby offering an alternative shopping experience to our customer. In addition to competing for sales, we also compete for favorable site locations and lease terms.

Expansion into new and existing markets creates challenges. Any future expansion into new or within existing markets may present competitive, design and distribution challenges that differ from our current challenges. These challenges include competition among our stores and brands and diminished novelty of our store concept. If we are unable to overcome these challenges, our sales could decrease and our operating costs could rise.

5

The market for prime real estate is competitive. In order to achieve growth, our strategy requires securing desirable retail lease space and opening stores in new and existing markets. We must choose store sites, execute favorable real estate transactions on terms that are acceptable to us, hire competent personnel and effectively open and operate these new stores. Our plans to increase the number of our retail stores will depend, in part, on the availability of suitable store sites. Rising real estate costs, acquisition costs and construction costs could also inhibit our ability to grow. If we fail to execute favorable real estate transactions, hire competent personnel and develop these new stores, growth of our company may not occur.

Our future success depends upon brand awareness and the effectiveness of our marketing programs. Our future success depends upon our ability to effectively define, evolve and promote our stores and brands. In order to achieve and maintain desirable recognition, we will need to invest in the development of our current brand, FormRunner, and future brands through various means, including customer research, advertising and promotional events, direct mail marketing, internet marketing and other measures. Certain external costs may be subject to price fluctuations, such as increases in the cost of mailing or advertising on the internet. We can provide no assurance that the marketing strategies we implement and the investments we make will be successful in building significant brand awareness or attracting new customers.

Our trademarked “FormRunner” brand, as well as brand we may develop in the future, are integral to our growth strategy. We currently have a federal registration for the FormRunner trademark in the United States. We cannot be assured that the registration we have obtained will be adequate to prevent the imitation of our products or infringement of our intellectual property rights by others. If a third party imitates our products, consumers may be confused and that third party may gain sales at our expense. If any such products are manufactured or marketed in a manner that projects lesser quality or carries a negative connotation, our brand image could be adversely affected.

Talented personnel are critical to our success. Our future success depends, to a significant degree, upon the services of our key personnel, particularly our senior executive officers and merchandising and design personnel. The loss of any member could impact our ability to bring desirable products to market or effectively manage our internal operations. Such a loss could reduce future revenues, increase costs, or both. Our success in the future will also depend upon our ability to attract, develop and retain talented and qualified personnel.

There would be risks associated with launching and maintaining a new brand. As we continue to grow our business, we may take advantage of certain opportunities created by the development of new brand concepts. The ability to succeed in any potential new concept requires significant capital expenditures and management attention. Potential new concepts are subject to certain other risks including:

•	customer acceptance of the new brand and its products;
•	competition, both external and internal;
•	product and brand differentiation among our already-existing brands; and
•	the ability to attract, develop and retain qualified personnel including management and designers.

We can provide no assurance that we will develop a new concept or, if we do, that the new concept will grow or become profitable. If we attempt to develop and grow a new brand and do not succeed, this could adversely impact the continued growth of our existing brands and our results of operations.

Our business fluctuates on a seasonal basis. We experience seasonal fluctuations in our sales and net income, with a disproportionate amount of our sales and over half of our net income typically realized during our fourth quarter, due to sales during the holiday shopping period. We also generate significant sales during the back-to-school period in the third quarter. Any decrease in sales or margins during those periods could reduce future annual profit margins and reduce future operational cash flow.

Seasonal fluctuations also affect our inventory levels. We typically order merchandise in advance of the peak selling periods and often before new fashion trends are confirmed by customer purchases. As such, we carry a significant amount of inventory before the holiday and back-to-school selling periods. Forecasting errors and changing customer buying behaviors may result in excess inventory, which may lead to markdowns and inventory valuation adjustments.

6

Our business is sensitive to economic conditions and consumer spending patterns. Our growth, sales and profitability may be adversely affected by unfavorable local, regional, national or international economic conditions, including the effects of war, terrorism, natural disasters and widespread health concerns, or the threats thereof. Our business is also impacted by inflation, fluctuations in interest rates, consumer credit availability, consumer debt levels, changes in tax rates and tax policies, changes in gasoline prices and unemployment trends. Additionally, shifts in our customers’ discretionary spending to other goods, including music, entertainment and electronic products could also adversely affect our revenues and associated margins. Overall, we can provide no assurance on how these conditions will impact our business.

We rely on foreign sources of production. We do not own or operate any manufacturing facilities. We depend on independent third parties for the manufacture of all of our merchandise. We source a large majority of our merchandise from foreign factories located primarily in East and Southeast Asia. We do not have any long-term merchandise supply contracts and many of our imports are subject to existing or potential duties, tariffs or quotas that may limit the quantity of goods which may be imported into the United States from countries in that region. We compete with many other companies for production facilities and import quota capacity.

We are subject to payment processing risk. A significant portion of purchases of our apparel is made in stores and online by customers using credit/debit cards. For the foreseeable future, we intend to rely on third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, our revenue, operating expenses and results of operation could be adversely impacted.

Our business and operations would be adversely impacted in the event of a failure or interruption of our information technology infrastructure or as a result of a cybersecurity attack. The proper functioning of our own information technology (IT) infrastructure is critical to the efficient operation and management of our business. We may not have the necessary financial resources to update and maintain our IT infrastructure, and any failure or interruption of our IT system could adversely impact our operations. In addition, our IT is vulnerable to cyberattacks, computer viruses, worms and other malicious software programs, physical and electronic break-ins, sabotage and similar disruptions from unauthorized tampering with our computer systems. We believe that we have adopted appropriate measures to mitigate potential risks to our technology infrastructure and our operations from these IT-related and other potential disruptions. However, given the unpredictability of the timing, nature and scope of any such IT failures or disruptions, we could potentially be subject to downtimes, transactional errors, processing inefficiencies, operational delays, other detrimental impacts on our operations or ability to provide products to our customers, the compromising of confidential or personal information, destruction or corruption of data, security breaches, other manipulation or improper use of our systems and networks, financial losses from remedial actions, loss of business or potential liability, and/or damage to our reputation, any of which could have a material adverse effect on our cash flows, competitive position, financial condition or results of operations.

If we fail to comply with personal data protection and privacy laws, we could be subject to adverse publicity, government enforcement actions and/or private litigation, which could negatively affect our business and operating results. In the ordinary course of our business, we receive, process, transmit and store information relating to identifiable individuals ("personal data"), primarily employees, former employees and consumers with whom we interact. As a result, we are subject to various U.S. federal and state and foreign laws and regulations relating to personal data. These laws have been subject to frequent changes, and new legislation in this area may be enacted in other jurisdictions at any time. These laws impose operational requirements for companies receiving or processing personal data, and many provide for significant penalties for noncompliance. These requirements with respect to personal data have subjected and may continue in the future to subject our company to, among other things, additional costs and expenses and have required and may in the future require costly changes to our business practices and information security systems, policies, procedures and practices. Our security controls over personal data, the training of employees and vendors on data privacy and data security, and the policies, procedures and practices we implemented or may implement in the future may not prevent the improper disclosure of personal data by us or the third-party service providers and vendors whose technology, systems and services we use in connection with the receipt, storage and transmission of personal data. Unauthorized access or improper disclosure of personal data in violation of personal data protection or privacy laws could harm our reputation, cause loss of consumer confidence, subject us to regulatory enforcement actions (including fines), and result in private litigation against us, which could result in loss of revenue, increased costs, liability for monetary damages, fines and/or criminal prosecution, all of which could negatively affect our business and operating results.

7

If our third-party service providers and business partners do not satisfactorily fulfill their commitments and responsibilities, our financial results could suffer. In the conduct of our business, we rely on relationships with third parties, including cloud data storage and other information technology service providers, suppliers, distributors, contractors, joint venture partners and other external business partners, for certain functions or for services in support of key portions of our operations. These third-party service providers and business partners are subject to similar risks as we are relating to cybersecurity, privacy violations, business interruption, and systems and employee failures, and are subject to legal, regulatory and market risks of their own. Our third-party service providers and business partners may not fulfill their respective commitments and responsibilities in a timely manner and in accordance with the agreed-upon terms. In addition, while we have procedures in place for selecting and managing our relationships with third-party service providers and other business partners, we do not have control over their business operations or governance and compliance systems, practices and procedures, which increases our financial, legal, reputational and operational risk. If we are unable to effectively manage our third-party relationships, or for any reason our third-party service providers or business partners fail to fulfill their commitments and responsibilities, our financial results could suffer.

Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2,000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company’s common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

8

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange’s requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange’s requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

Our holding company structure makes us dependent on our subsidiaries for our cash flow and could serve to subordinate the rights of our shareholders to the rights of creditors of our subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company acts as a holding company and, accordingly, substantially all of our operations are conducted through our subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, substantially all of our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

The outstanding share of Special 2021 Series A Preferred Stock preclude current and future owners of our common stock from influencing any corporate decision. Our Chief Executive Officer, Lisa Nelson, owns the outstanding share of our Special 2021 Series A Preferred Stock. The Special 2021 Series A Preferred Stock has the following voting rights: each share of Special 2021 Series A Preferred Stock shall be entitled to three billion votes. Mrs. Nelson will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Security Ownership of Certain Beneficial Owners and Management”).

The outstanding share of our Special 2021 Series A Preferred Stock represent potential significant future dilution in ownership of our common stock, including the Offered Shares. The outstanding share of our Special 2021 Series A Preferred Stock is convertible, at any time, into three billion shares of our common stock. At such time as this share of Special 2021 Series A Preferred Stock is converted into shares of common stock, holders of our common stock, including the Offered Shares, will incur significant dilution in their ownership of our company. The effect of the conversion rights of the Special 2021 Series A Preferred Stock is that, upon conversion, the then-holder(s) of the Special 2021 Series A Preferred Stock, as a group, will be issued a number of shares of common stock equal to approximately 20% of the issued and outstanding shares of all of our capital stock, as measured after such conversion. We are unable to predict the effect that any such conversion event would have on the market price of our common stock. (See “Dilution”).

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

9

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because our common stock is volatile and thinly traded, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

-	quarterly variations in our operating results;
-	operating results that vary from the expectations of investors;
-	changes in expectations as to our future financial performance, including financial estimates by investors;
-	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
-	changes in our capital structure;
-	announcements of innovations or new services by us or our competitors;
-	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
-	lack of success in the expansion of our business operations;
-	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
-	additions or departures of key personnel;
-	asset impairment;
-	temporary or permanent inability to operate our retail location(s); and
-	rumors or public speculation about any of the above factors.

10

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

Our common stock is subject to price volatility unrelated to our operations. The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our company’s competitors or our company itself. In addition, the over-the-counter stock market is subject to extreme price and volume fluctuations in general. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

DILUTION

Ownership Dilution

The information under “Investment Dilution” below does not take into account the potential conversion of the outstanding share of Special 2021 Series A Preferred Stock into at a total of three billion shares of our common stock. By the terms of the Special 2021 Series A Preferred Stock, no conversion may be made that would cause the converting party’s ownership of our common stock to exceed 9.9%. However, the conversion of the share of Special 2021 Series A Preferred Stock into shares of our common stock would cause holders of our common stock, including the Offered Shares, to incur significant dilution in their ownership of our company. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,”- “Description of Securities—Special 2021 Series A Preferred Stock” and “Security Ownership of Certain Beneficial Owners and Management”).

Investment Dilution

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

11

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of December 31, 2021, was $(_______) (unaudited), or $(0._____) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of December 31, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of December 31, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[ 0.0002 -0.0006] $(0.0002) $.____[0.0003-0.0005] $.____[0.0001-0.0003] $.____[0.0029-0.0057]
Assuming the Sale of 75% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of December 31, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of December 31, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[ 0.0002 -0.0006] $(0.0002) $.____[0.0004-0.0006] $.____[0.0002-0.0004] $.____[0.0028-0.0056]
Assuming the Sale of 50% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of December 31, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of December 31, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[ 0.0002 -0.0006] $(0.0002) $.____[0.0004-0.0006] $.____[0.0002-0.0004] $.____[0.0028-0.0056]
Assuming the Sale of 25% of the Offered Shares

Assumed offering price per share

Net tangible book value per share as of December 31, 2021 (unaudited)

Increase in net tangible book value per share after giving effect to this offering

Pro forma net tangible book value per share as of December 31, 2021 (unaudited)

Dilution in net tangible book value per share to purchasers of Offered Shares in this offering

$.____[ 0.0002 -0.0006] $(0.0002) $.____[0.0004-0.0007] $.____[0.0002-0.0005] $.____[0.0028-0.0055]

12

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder’s fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	3,375,000,000	6,750,000,000	10,125,000,000	13,500,000,000
Gross proceeds	$[675,000-2,025,000]	$[1,350,000-4,050,000]	$[2,025,000-6,075,000]	$[2,700,000-8,100,000]
Offering expenses(1)	15,000	15,000	15,000	15,000
Net proceeds	$[660,000-2,005,000]	$[1,335,000-4,030,000]	$[2,010,000-6,055,000]	$[2,685,000-8,070,000]

______________________

(1)	Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, including the sale and issuance of the Conversion Shares, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
		25%		50%		75%		100%
Inventory	$	[108,500-237,000]	$	[ 165,000 -470,000]	$	[237,000-495,000]	$	[ 200,000 -660,000]
Marketing and Advertising		[144,000-288,000]		[ 200,000 -600,000]		[ 300,000 -1,000,000]		[500,000-1,550,000]
Trade Shows		[48,000-96,000]		[100,000-200,000]		[ 100,000 -300,000]		[ 150,000 -400,000]
Product Development		[96,000-192,000]		[200,000-400,000]		[ 200,000 -500,000]		[250,000-500,000]
Store Expansion		[44,000-288,000]		[ 200,000 -720,000]		[ 270,000 -1,440,000]		[ 500,000 -1,440,000]
Warehouse Expense		[25,000-50,000]		[100,000-200,000]		[ 200,000 -600,0000]		[300,000-600,000]
Payroll		[44,000-288,000]		[ 138,000 -276,000]		[ 343,000 -1,000,000]		[ 425,000 -1,000,000]
Working Capital		[ 150,500 -566,000]		[ 232,000 -864,000]		[360,000-720,000]		[ 360,000 -1,920,000]
Total Net Proceeds	$	[ 660,000 -2,005,000]	$	[ 1,335,000 -4,030,000]	$	[ 2,010,000 -6,055,000]	$	[ 2,685,000 -8,070,000]

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the beverage industry, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

13

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 13,500,000,000 Offered Shares on a best-efforts basis, at a fixed price of $____[ 0.0002 -0.0006] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds.

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Lisa Nelson. Mrs. Nelson will not receive any compensation for offering or selling the Offered Shares. We believe that Mrs. Nelson is exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mrs. Nelson:

-	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
-	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
-	is not an associated person of a broker or dealer; and
-	meets the conditions of the following:
-	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
-	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
-	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mrs. Nelson at: lisaformrunnerapparel@gmail.com; all relevant information will be delivered to you by return e-mail.

14

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

-	Electronically execute and deliver to us a subscription agreement; and
-	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our company’s page on the SEC’s website: www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See “Risk Factors”).

15

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares in Colorado, Connecticut, Delaware, Georgia, Puerto Rico and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state’s securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of the Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (a) 40,000,000,000 shares of common stock, $.00001 par value per share; and (b) 50,000,000 shares of Preferred Stock, $.0001 par value per share, (1) 2,500,000 of which have been designated Series A Preferred Stock and (2) one (1) of which has been designated Special 2021 Series A Convertible Preferred Stock.

16

As of the date of this Offering Circular, there were (x) 2,449,627,869 shares of our common stock issued and outstanding held by 66 holders of record; (y) 2,500,000 shares of Series A Preferred Stock issued and outstanding held by one (1) holder of record; and (z) one (1) share of Special 2021 Series A Convertible Preferred Stock issued and outstanding held by one (1) holder of record.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Further, the outstanding share of Special 2021 Series A Preferred Stock is beneficially owned by our Chief Executive Officer, Lisa Nelson. Mrs. Nelson, thus, controls all corporate matters of our company. (See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our capital stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not otherwise disclosed herein.

Series A Preferred Stock

Voting. The Series A Preferred Stock does not possess voting rights.

Dividends. The Series A Preferred Stock is not entitled to receive any dividends.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, the holders of Series A Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of our company to the holders of junior capital stock, including our common stock, an amount equal to $.0001 per share (the “Series A Liquidation Preference”). If upon such liquidation, dissolution or winding up of our company, our assets available for distribution to the holders of the Series A Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Series A Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock and parity capital stock, if any.

Conversion. The shares of Series A Preferred Stock are convertible at any time into shares of our common stock at the rate of one (1) share of our common stock for each share of Series A Preferred Stock converted.

17

Special 2021 Series A Preferred Stock

Voting. The Special 2021 Series A Preferred Stock has the following voting rights: each share of the Special 2021 Series A Preferred Stock shall be entitled to 3,000,000,000 votes. Our Chief Executive Officer, Lisa Nelson, as the owner of the outstanding share of the Special 2021 Series A Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares,” “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions”).

Dividends. The Special 2021 Series A Preferred Stock is not entitled to receive any dividends.

Liquidation Preference. In the event of any liquidation, dissolution or winding up of our company, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to holders of senior capital stock, if any, the holders of Special 2021 Series A Preferred Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of our company to the holders of junior capital stock, including the Series A Preferred Stock and our common stock, an amount equal to $.0001 per share (the “Special 2021 Series A Preferred Stock Liquidation Preference”). If upon such liquidation, dissolution or winding up of our company, our assets available for distribution to the holders of the Special 2021 Series A Preferred Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Special 2021 Series A Preferred Stock, then all such assets of the Corporation shall be distributed ratably among the holders of the Special 2021 Series A Preferred Stock and parity capital stock, if any.

Conversion. Each share of Special 2021 Series A Preferred Stock is convertible, at any time, into three billion shares of our common stock, subject to a 9.9% ownership limitation on the converting party. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Transfer Agent

We have retained the services of Signature Stock Transfer, Inc., 14673 Midway Road, Suite 220, Addison, Texas 75001, as the transfer agent for our common stock. Signature Stock Transfer’s website is located at: www.signaturestocktransfer.com No information found on Signature Stock Transfer’s website is part of this Offering Circular.

18

BUSINESS

History

Our company was incorporated on May 2006 under the laws of the State of Florida as Iron Link Ltd. In June 2007, our corporate name changed to Wave Uranium Holding. In September 2009, our corporate name changed to FBC Holding, Inc., in conjunction with a merger transaction.

On April 22, 2021, the District Court of Clark County, Nevada, case number A21-829359-C, entered an Order Granting Application for Appointment (the “Order”) of SSM Monopoly Corporation as custodian (the “Custodian”) of our company. In connection with a change-in-control transaction, on April 23, 2021, Kareem Monsour, principal of the Custodian, resigned as our sole officer and director and appointed Carey W. Cooley as our new sole officer and director. On November 30, 2021, the custodianship was terminated.

On December 15, 2021, our current sole officer and director, Lisa Nelson, acquired control of our company from Mr. Cooley, for a cash payment in the amount of $150,000. Effective December 20, 2021, we acquired FormRunner Apparel, Inc., a company owned by Mrs. Nelson.

Recent Change-in-Control Transactions

In April 2021, the Custodian took control of our company, which had been abandoned by our prior management. Also in April 2021, our former sole director and officer Carey W. Cooley acquired control of our company from Kareem Mansour, the principal of the Custodian, who had been issued one share of our Special 2021 Series A Preferred Stock in consideration of services rendered. Mr. Cooley paid Mr. Mansour $32,300 in cash for such share of Special 2021 Series A Preferred Stock.

Effective December 15, 2021, our current sole officer and director, Lisa Nelson, acquired control of our company from Mr. Cooley, for a cash payment in the amount of $150,000. Effective December 20, 2021, we acquired FormRunner Apparel, Inc., a company owned by Mrs. Nelson.

Overview

Since 2019, our company has marketed and sold FormRunner Apparel, a brand dedicated to Christian Nelson, who was taken too soon. We strive to provide clothing that is different from the mainstream and that embodies what Christian stood for: individuality and making a difference in this world. Our goal is for you to not only love the clothes but to live life with the mindset of making a difference.

Retail Locations

We have two retail locations in Scottsdale, Arizona: (1) our FormRunner store is located at 10855 N. 116th Street, Suite 115, Scottsdale, Arizona 85259; and (2) our HyperViolent store is located in the Scottsdale Fashion Mall, 7014 East Camelback Road, Suite 2240, Scottsdale, Arizona 85251. We refer to these stores collectively as the “Scottsdale Stores”.

Online Store

We have an online store located at: FormRunnerApparel.com. All merchandise that is available in the Scottsdale Stores is available through our website.

Plan of Business

Our mission embodied in the Formunner brand is to emphasize the way life should be lived: to honor and develop personal connections, to stand out from the crowd, and to be THAT person everyone talks about; to live your life with love, compassion, life and energy; to stray away from the mediocre, to embrace individuality and, ultimately, to make a difference and leave your mark on this world.

19

We deliver high quality street-wear up to date with the latest fashion. In our clothing, we not only want designs different from other brands, but, in connection to the things our brand represents and what Christian stood for, we want our customers to not only love the clothes and their look, but to be inspired by them to live life with the mindset of making a difference.

Our brand is dedicated to Christian Nelson, a truly unique and special individual whose life was taken too soon. Everywhere he went he radiated a special energy and anyone he talked to learned what a special soul he was. He was there for his friends, his family, for everyone, and always lived to help others. He carried with him a vision, and a certain perception of the world until the end, “make your time count”. He made an impact with everything he did. He had a vision of living life to the fullest with the time he had and that vision made him such a figure. Until his very last moment, he knew who he was and what he stood for and never failed to stay true to himself. FormRunner is the embodiment of Christian’s spirit.

With the proceeds of this offering, we intend to establish additional locations, first, in the Scottsdale, Arizona, area, and, thereafter, in as-yet determined markets in Arizona a neighboring states. While we have identified areas of interest in the Scottsdale area, we have not formally selected any particular location at which to establish a new retail location.

In addition, to expand sales and brand awareness, we intend to: capitalize on collaborations with other local brands for cross promotions; offer incentives in order to gain more Google reviews and feedback; create a HyperViolent website to generate additional product sales and to keep customers updated with our latest apparel offerings; expand on existing brand deals with micro-influencers or larger social media influencers, as funds are available to us; increase our online presence and drive traffic to our websites in an effort to increase online sales; create brand awareness in the local community; increase specifically our presence on Tik Tok, to capitalize on trends that emerge on that platform; and we will continue the employ SEO (Search Engine Optimization) strategies to gain online traction.

Further, we intend that FormRunner will continue to uphold the tradition of hosting events and raising money for the National Foundation for Teen Safe Driving along with the Christian Nelson Memorial Scholarship to honor Christian’s life and rally the community.

Our Apparel Style

FormRunner specializes in streetwear- style apparel, including shirts, jackets, hoodies, crewnecks, sweatpants, hats and beanies.

Our Market

Our target market consists of middle-upper class high school students, who generally rely on their parents to purchase their apparel. In our approach to attracting customers, we consider that, in apparel sales: women between the ages of 35 and 55 spend the most, on average, annually on clothes; women and girls tend to spend twice as much on apparel annually; social media trends tend to influence girls ages 12-17 23% more in comparison to boys of the same age; apparel makes up approximately 3.3% of household spending yearly in the Greater Phoenix area; nearly $80 billion is spent in the United States each year on “urban streetwear,” like our FormRunner line, which is the preferred fashion for those in skateboarding culture.

Marketing Strategy

We advertise with a focus on: high school students that have buying power and are heavily influenced by trends; and parents of high school students who support their children’s interests and have larger buying power and spend a median $4,000 yearly on apparel). We attempt to gain increased per-sale levels, by offering accessories, including chains, jewelry, sunglasses, hats, masks and socks, vintage clothing, including shirts, jackets, hoodies, and sweaters, “Hypebeast” designer fashion brand clothing, such as Off-White, Chrome

Hearts, Vlone, A Bathing Ape, and Pleasures.

Currently, we advertise through Google pop-ups on maps and searches, customer reviews on Yelp, Google Reviews and similar apps, and on social media, including Facebook, Instagram, TikTok and Twitter.

20

Product Development

We have developed the FormRunner brand and intend to create additional apparel brands, in the future. Over time, we believe this strategy will allow us to create an array of exclusive merchandise under our proprietary brands, while bringing our products to market expediently. Additionally, because our FormRunner (and future brands) is sold exclusively in the Scottsdale Stores, we are able to control the presentation and pricing of our merchandise and provide a high level of customer service.

Sourcing

We source our clothing from United States-based suppliers and manufacture our FormRunner line in-house.

Inventory Management

Our approach to inventory management emphasizes rapid turnover of our merchandise and taking markdowns to keep merchandise fresh and current with fashion trends. Our policy is to maintain sufficient quantities of inventory on hand in our retail stores, so that we can offer customers a full selection of current merchandise.

Seasonality

We view the retail apparel market as having two principal selling seasons, Spring and Fall. As is generally the case, in the apparel industry, we experience our peak sales activity during the Fall season. This seasonal sales pattern results in increased inventory during the back-to-school and holiday selling periods.

Trademark

We own the “FormRunner” trademark registered with the U.S. Patent and Trademark Office. This mark is important to us, and we intend to, directly or indirectly, maintain and protect this and any future marks we develop and their respective registrations.

Competition

The sale of apparel and related accessories through retail stores and online stores is a highly competitive business, with numerous participants, including individual and chain fashion specialty stores, department stores, discount retailers and direct marketers. Depth of selection, colors and styles of merchandise, merchandise procurement and pricing, ability to anticipate fashion trends and customer preferences, inventory control, reputation, quality of merchandise, store design, store location, advertising and customer services are all important factors in competing successfully in the retail apparel industry. Additionally, factors affecting consumer spending, such as interest rates, employment levels, taxation and overall economic conditions, could have a material effect on our results of operations and financial condition.

Properties

We have two retail locations (the Scottsdale Stores) in Scottsdale, Arizona: (1) our FormRunner store is located at 10855 N. 116th Street, Suite 115, Scottsdale, Arizona 85259; and (2) our HyperViolent store is located in the Scottsdale Fashion Mall, 7014 East Camelback Road, Suite 2240, Scottsdale, Arizona 85251.

Employees

In addition to our sole officer and director, we currently have no full-time employees and four part-time employees. Upon our obtaining additional funding, including through this offering, we expect that we would hire a small number of additional employees. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed on a consulting basis.

21

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

COVID-19

On January 30, 2020, the World Health Organization declared the COVID-19 (coronavirus) outbreak a “Public Health Emergency of International Concern” and on March 10, 2020, declared it to be a pandemic. The virus and actions taken to mitigate its spread have had and are expected to continue to have a broad adverse impact on the economies and financial markets of many countries, including the geographical areas in which our company operates. To date, we believe that COVID-19 has had a material impact on our company’s operations, due to diminished customer traffic in our retail locations during the last two years.

Basis of Presentation

In December 2021, we acquired the Formrunner Apparel, which business has become the sole business of our company. This section presents information, and narrative descriptions thereof, concerning the operating results of Formrunner Apparel for the period and as of the date indicated.

Results of Operations

Years Ended December 31, 2021 (“Fiscal 2021”) and 2020 (“Fiscal 2020”). During Fiscal 2021, we generated revenues from operations of $69,567 (unaudited), incurred a cost of sales of $42,565 (unaudited) and derived a gross profit of $27,002 (unaudited).

During Fiscal 2020, we generated revenues from operations of $18,156 (unaudited), incurred a cost of sales of $6,072 (unaudited) and derived a gross profit of $12,084 (unaudited).

During Fiscal 2021, we incurred operating expenses of $482,773 (unaudited), resulting in a net loss of $310,771 (unaudited). During Fiscal 2020, we incurred operating expenses of $67,508 (unaudited), resulting in a net loss of $55,424 (unaudited).

We require significant funds, in order to be able to expand our current operations and to open additional retail locations. There is no assurance that we will be able to obtain such needed funds. However, we believe that, beginning with the third quarter of 2022, our revenues will increase from quarter to quarter, though no assurance in that regard can be made. We expect to incur operating losses through at least all of 2022.

Further, because of our current lack of growth capital and the uncertainty of our obtaining needed capital, we are unable to predict the levels of our future revenues.

22

Plan of Business

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

Our mission embodied in the Formunner brand is to emphasize the way life should be lived: to honor and develop personal connections, to stand out from the crowd, and to be THAT person everyone talks about; to live your life with love, compassion, life and energy; to stray away from the mediocre, to embrace individuality and, ultimately, to make a difference and leave your mark on this world.

We deliver high quality street-wear up to date with the latest fashion. In our clothing, we not only want designs different from other brands, but, in connection to the things our brand represents and what Christian stood for, we want our customers to not only love the clothes and their look, but to be inspired by them to live life with the mindset of making a difference.

Our brand is dedicated to Christian Nelson, a truly unique and special individual whose life was taken too soon. Everywhere he went he radiated a special energy and anyone he talked to learned what a special soul he was. He was there for his friends, his family, for everyone, and always lived to help others. He carried with him a vision, and a certain perception of the world until the end, “make your time count”. He made an impact with everything he did. He had a vision of living life to the fullest with the time he had and that vision made him such a figure. Until his very last moment, he knew who he was and what he stood for and never failed to stay true to himself. FormRunner is the embodiment of Christian’s spirit.

With the proceeds of this offering, we intend to establish additional locations, first, in the Scottsdale, Arizona, area, and, thereafter, in as-yet determined markets in Arizona a neighboring states. While we have identified areas of interest in the Scottsdale area, we have not formally selected any particular location at which to establish a new retail location.

In addition, to expand sales and brand awareness, we intend to: capitalize on collaborations with other local brands for cross promotions; offer incentives in order to gain more Google reviews and feedback; create a HyperViolent website to generate additional product sales and to keep customers updated with our latest apparel offerings; expand on existing brand deals with micro-influencers or larger social media influencers, as funds are available to us; increase our online presence and drive traffic to our websites in an effort to increase online sales; create brand awareness in the local community; increase specifically our presence on Tik Tok, to capitalize on trends that emerge on that platform; and we will continue the employ SEO (Search Engine Optimization) strategies to gain online traction.

Further, we intend that FormRunner will continue to uphold the tradition of hosting events and raising money for the National Foundation for Teen Safe Driving along with the Christian Nelson Memorial Scholarship to honor Christian’s life and rally the community.

Financial Condition, Liquidity and Capital Resources

December 31, 2021. At December 31, 2021, our company had $58,871 (unaudited) in cash and had a working capital deficit of $482,132 (unaudited).

Our company’s current cash position of approximately $40,000 is adequate for our company to maintain its present level of operations through at least the second quarter of 2022. However, we must obtain additional capital from third parties, including in this offering, to implement our full business plans. There is no assurance that we will be successful in obtaining such additional capital.

Off-Balance Sheet Arrangements

As of December 31, 2021, there were no off-balance sheet arrangements. We have entered into operating leases for two facilities, as follows:

Address	Description	Use	Yearly Rent	Expiration Date
10855 N. 116th Street Suite 115 Scottsdale, Arizona 85259	Retail (1,100 sq. ft.)	Retail/Administrative	$21,420	April 2023
7014 East Camelback Road Suite 2240 Scottsdale, Arizona 85251	Retail (687 sq. ft.)	Retail	$42,000	October 2022

23

Contractual Obligations

To date, except for our retail leases, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the year ended December 31, 2021. However, should be obtain proceeds in this offering, or otherwise, we expect to make capital expenditures during the next twelve months. We are unable to predict the amount or timing of any such expenditures.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth certain information concerning our company’s executive management.

Name	Age	Position(s)
Lisa Nelson	54	Chief Executive Officer, President, Chief Financial Officer, Secretary, Treasurer and Director
Alexandra Caringola	21	Chief Product Officer and Director
Brianna Nelson	25	Director
Matthew McGee	22	Director

Our directors serve until a successor is elected and qualified. Our officers are elected by the Board of Directors to a term of one (1) year and serves until their successor(s) is duly elected and qualified, or until they are removed from office. Brianna Nelson is the daughter of Lisa Nelson. There exist no other family relationships among our officers and directors.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Lisa Nelson, CEO, President, Chief Financial Officer and Director. Lisa Nelson is a community minded entrepreneur with over 25 years of executive management and ownership experience. Mrs. Nelson also has operations and national sales experience in a wide range of industries including hospitality, healthcare, marketing, and retail. Since February 2019, Mrs. Nelson has been President, CEO and a Director of CBD Life Sciences Inc. (trading symbol: CBDL), which retails and wholesales CBD organic products, including CBD drops, pain relief creams, anxiety and sleep supplements, CBD brain boost coffee, weight loss coffee, gummies, a full line of CBD infused anti -aging skin care line and a full pet line.

Mrs. Nelson graduated from the Mandel Medical School with a Medical Assistant degree in 1987. She also attended Queens Borough Community College as well as Pima Community College for her nursing degree LPN in 1992. Mrs. Nelson’s drive has always been focused on helping people and contributing to the community. Currently Mrs. Nelson is an active member in the American Legions Auxiliary. She has also been associated with the Scottsdale Chamber of Commerce. Mrs. Nelson manages a fund for The Christian Matthew Nelson Scholarship, and has assisted with various fundraisers, including the Illumin8 Life Foundation for Breast Cancer awareness.

Alexandra Caringola, Chief Product Officer and Director. Alexandra Caringola has, in a short time, become adept at developing and marketing our brands. Since 2019, she has worked in varying roles for our operating subsidiary, FormRunner Apparel, Inc., serving most recently in her Chief Product Officer position.

24

Brianna Nelson, Director. Brianna Nelson has, in a short time, developed a broad base of experience in the marketing and social media sector. Since 2019, she has directed social media activities for CBD Life Sciences Inc. (trading symbol: CBDL). On a day-to-day basis, Ms. Nelson plays a big role marketing CBDL’s products through an online presence and social media outlets. She attends Scottsdale Community College and will be graduating with two associate degrees.

Matthew McGee, Director. Matthew McGee has served as a director of our operating subsidiary, FormRunner Apparel, Inc., since 2019. Since 2020, Mr. McGee has served as Chief Marketing Officer of Life Sciences, Inc., an operating subsidiary of CBD Life Sciences Inc. (trading symbol: CBDL).

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our officers and directors, their other business interests and their involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended December 31, 2021, our Board of Directors, did not hold a meeting, but took action by unanimous written consent in lieu of a meeting on two occasions.

Independence of Board of Directors

None of our directors is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Lisa Nelson, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mrs. Nelson collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

EXECUTIVE COMPENSATION

In General

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

25

Compensation Summary

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Year Ended July 31,	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Lisa Nelson (1) Chief Executive Officer, Secretary	2021 2020	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Alexandra Caringola (1) Chief Product Officer, Secretary	2021 2020	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---
Carey W. Cooley Former Chief Executive Officer	2021 2020	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---	--- ---

(1)	This person was not an officer of our company, until December 2021.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Lisa Nelson	---	---	---	---	n/a	---	n/a	---	---
Alexandra Caringola	---	---	---	---	n/a	---	n/a	---	---

26

Employment Agreements

We have not entered into employments agreements with either of our executive officers.

Outstanding Equity Awards

During the years ended December 31, 2021 and 2020, our Board of Directors made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors of our company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below does not give effect to certain events, as follows:

Special 2021 Series A Preferred Stock Conversion. The table below does not give effect to the issuance of shares of our common stock upon conversion of the outstanding share of Special 2021 Series A Preferred Stock, which is owned by our Chief Executive Officer, Lisa Nelson. At any time, Mrs. Nelson has the right to convert the shares of Special 2021 Series A Preferred Stock into a total of three billion shares of our common stock. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Dilution—Ownership Dilution”).

In light of the caveat stated in the foregoing paragraph, the following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof.

27

	Share Ownership Before This Offering		Share Ownership After This Offering
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Effective Voting Power
Common Stock
Executive Officers and Directors
Lisa Nelson Alexandra Caringola Brianna Nelson Matthew McGee Officers and directors, as a group (4 persons)	100,000,000 0 0 0 100,000,000	___% 0% 0% 0% ___%	100,000,000 0 0 0 100,000,000	___% 0% 0% 0% ___%	See Note 3 and Note 7
5% Owners
Robert Roever(4) Hon Yiu Li(4)	195,701,269 175,000,000	____% ____%	195,701,269 175,000,000	___% ___%
Series A Preferred Stock(5)
Mitch Levine(6)	2,500,000	100%	2,500,000	100%
Special 2021 Series A Preferred Stock(7)
Lisa Nelson	[1]	100%	[1]	100%

(1)	Based on 2,452,127,869 shares outstanding, which includes (a) 2,449,627,869 issued shares and (b) 2,500,000 unissued shares that underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular, before this offering.
(2)	Based on 15,952,127,869 shares outstanding, which includes (a) 15,949,627,869 issued shares and (b) 2,500,000 unissued shares that underlie shares of Series A Preferred Stock convertible within 60 days of the date of this Offering Circular, after this offering.
(3)	Our Chief Executive Officer, Lisa Nelson, owns all of the outstanding shares of Special 2021 Series A Preferred Stock. The Special 2021 Series A Preferred Stock has the following voting rights: each share of Special 2021 Series A Preferred Stock shall be entitled to three billion votes. Mrs. Nelson will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.
(4)	We do not possess information with respect to the address of this person.
(5)	The Series A Preferred Stock is convertible at anytime into shares of our common stock at the rate of one share for each share of Series A Preferred Stock.
(6)	On March 31, 2011, we issued 2,500,000 shares of Series A Preferred Stock, representing 100% of the Series A Preferred Stock outstanding, to Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategies Series ENA, all controlled by Mitch Levine, in exchange for the surrender of certain Senior Secured Convertible Debentures.
(7)	The Special 2021 Series A Preferred Stock has the following voting rights: each share of Special 2021 Series A Preferred Stock shall be entitled to three billion votes. In addition, each share of Special 2021 Series A Preferred Stock is convertible into three billion shares of our common stock. (See “Dilution—Ownership Dilution”).

28

Special 2021 Series A Preferred Stock

Voting Rights. Currently, there are four (4) shares of our Special 2021 Series A Preferred Stock issued and outstanding, which shares are owned by Lisa Nelson, our Chief Executive Officer. Mrs. Nelson controls all corporate matters of our company.

The Special 2021 Series A Preferred Stock has the following voting rights: each share of Special 2021 Series A Preferred Stock shall be entitled to three billion votes. Mrs. Nelson will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Special 2021 Series A Preferred Stock”).

Conversion Rights. The Special 2021 Series A Preferred Stock has the following conversion rights: at any time, each share of Special 2021 Series A Preferred Stock is convertible into three billion shares of our common stock. At any time, Mrs. Nelson could convert the single outstanding shares of Special 2021 Series A Preferred Stock and, upon such conversion, own approximately ____% of our common stock, as measure after such conversion. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Description of Securities—Preferred Stock—Special 2021 Series A Preferred Stock”).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Issuance of Capital Stock to Custodian

On April 22, 2021, in consideration of the Custodian’s, SSM Monopoly Corporation’s, services as the custodian of our company, Kareem Monsour, the principal of the Custodian and our then-sole officer and director, was issued one share of our Special 2021 Series A Preferred Stock (the “Custodian Stock”).

Change-in-Control Transactions

Effective April 23, 2021, Krisa Management LLC, a company owned by our former sole officer and director Carey W. Cooley, purchased the Custodian Stock from Kareem Mansour for $32,300 in cash. In connection with such transaction, Mr. Mansour resigned as our sole officer and director and appointed Mr. Cooley as our new sole officer and director.

Effective December 15, 2021, our current sole officer and director, Lisa Nelson, acquired control of our company through the purchase of the Custodian Stock from Mr. Cooley, for a cash payment in the amount of $150,000. In connection with such transaction, Mr. Cooley resigned as our sole officer and director and appointed Mrs. Nelson as our new sole officer and director.

Acquisition of FormRunner Apparel, Inc.

Effective December 20, 2021, we acquired FormRunner Apparel, Inc. from our Chief Executive Officer, Lisa Nelson, in consideration of 100,000,000 shares of our common stock. In determining the consideration paid by us for FormRunner Apparel, Inc., no standard measure of valuation was employed.

During December 2021, our Chief Executive Officer, Lisa Nelson, advanced our company $27,610 to bring our company current in required filings with the State of Nevada and to pay outstanding accounts payable. The remaining amounts due to Lisa Nelson are attributable to prior advances to FormRunner Apparel, Inc. prior to our acquiring such company. These funds were used for operating expenses. At December 31, 2021, we owed Mrs. Nelson a total of $344,223.

29

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

30

31

FBC HOLDING INC.

UNAUDITED CONSOLIDATED BALANCE SHEET

AT DECEMBER 31, 2021

	2021	2020

ASSETS
CURRENT ASSETS:
Cash	$58,871	$2,466
Inventory	30,720	571
Total current assets	89,591	3,037
OTHER ASSETS:
Leasehold improvements	17,881	–
Total assets	$107,472	$3,037

LIABILITIES
CURRENT
Accounts payable and accrued expenses	$15,000	$3,880
Loans from director and officer	344,223	52,627
Unissued stock liability	212,500	–
Total current liabilities	571,723	56,517

STOCKHOLDERS’ DEFICIT
Preferred stock	$2,500	$2,500
Common stock	2,449,628	2,449,628
Additional paid-in capital	25,243,188	25,243,188
Accumulated (deficit)	(28,159,567)	(27,848,796)
Total stockholders’ deficit	(464,251)	(53,480)
Total liabilities and stockholders' deficit	$107,472	$3,037

See accompanying notes to these unaudited consolidated financial statements.

F-1

FBC HOLDING INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

	For the years ended December 31,
	2021		2020
Sales revenue		$69,567		$18,156
Cost of sales		42,565		6,072
Gross profit (loss)		27,002		12,084

OPERATING EXPENSES
General and administrative		6,441		1,480
Sales and marketing		98,604		5,396
Salaries and payroll taxes		110,951		44,614
Contract labor		46,272		9,141
Legal and accounting		7,428		1,792
Shares for professional fees		112,500		–
Professional fees		51,568		747
Travel		8,006		111
Entertainment		8,850		1,852
Office expense		24,026		2,378
Rent and utilities		8,127		–
Total operating expenses		482,773		67,508
Gain from debt forgiveness		145,000		–
Net (loss)		$(310,771)		$(55,424)

(Loss) per share
Basic	$	Nil	$	Nil
Diluted	$	Nil	$	Nil

Weighted Average Shares Outstanding		2,449,627,869		2,449,627,869

See accompanying notes to these unaudited consolidated financial statements.

F-2

FBC HOLDING INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS DEFICIT

UNAUDITED

	Preferred		Common		Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Capital	(Deficit)	Total
Balance at December 31, 2019	2,500,001	$2,500	2,449,627,869	$2,449,628	$25,343,188	$(27,793,372)	$1,944
Net income (loss) for the year ended Dec. 31, 2020	–	–	–	–		(55,424)	(55,424)
Balance at December 31, 2020	2,500,001	2,500	2,449,627,869	2,449,628	25,343,188	(27,848,796)	(53,480)
Adjustment for acquisition of Formrunner Apparel	–	–	–	–	(100,000)	–	(100,000)
Net income (loss) for the year ended Dec. 31, 2021	–	–	–	–	–	(310,771)	(310,771)
Balance at December 31, 2021	2,500,001	$2,500	2,449,627,869	$2,449,628	$25,243,188	$(28,159,567)	$(464,251)

See accompanying notes to these unaudited consolidated financial statements.

F-3

FBC HOLDING INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended
	December 31,
	2021	2020
OPERATING ACTIVITIES
Net (loss) for the period	$(10,771)	$(55,424)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Shares issued for services	112,500	–
(Incr)/decr - Inventory	(30,149)	(221)
Incr/(decr) in accounts payable	11,120	3,880
Incr/(decr) - loans from director	291,586	52,637
Net cash (used in) provided by operating activities	74,286	872

INVESTING ACTIVITIES
Leasehold improvements	(17,881)	–
Net cash (used in) provided by investing activities	(17,881)	–

FINANCING ACTIVITIES
None	–	–
Net cash (used in) provided by financing activities	–	–

INCREASE (DECREASE) IN CASH	56,405	872
CASH, BEGINNING OF PERIOD	2,466	1,594
CASH, END OF PERIOD	$58,871	$2,466

NON CASH TRANSACTIONS IN COMMON SHARES

NONE

See accompanying notes to these unaudited consolidated financial statements.

F-4

FBC Holding Inc.

Notes to Unaudited Financial Statements

For the years ended December 31, 2021 and 2020

NOTE 1.       ORGANIZATION AND BUSINESS

The Company, through its subsidiary Formrunner Apparel Inc. is a retailer of streetwear clothing, headwear and accessories.

History

The Company was incorporated in May 2006 in the State of Nevada as Iron Link .In June 2007, the Company merged with Wave Uranium, a Nevada corporation, and changed its name to Wave Uranium Holding. In September 2009, the Company merged with FBC Holding Inc. and changed its name to FBC Holding Inc.

On April 9, 2021, the Company filed a Certificate of Revival with the Secretary State of the State of Nevada, which reinstated the Company’s charter and appointed a new Resident Agent in Nevada.

On April 22, 2021, the District Court of Clark County, Nevada entered an Order Granting Application for Appointment of SSM Monopoly Corporation (the “Order”), as Custodian of the Company. Pursuant to the Order, the SSM Monopoly Corporation (the “Custodian”) had the authority to take any actions on behalf of the Company, that were reasonable, prudent or for the benefit of pursuant to, including, but not limited to, issuing shares of stock and issuing new classes of stock, as well as entering in contracts on behalf of the Company.

In addition, the Custodian, pursuant to the Order, was required to meet the requirements under the Nevada charter.

On April 22, 2021, the Custodian granted to itself, one share of preferred stock, Special 2021 Series A Preferred Stock (“2021 Series A Preferred”) at par value of $0.001 (see Notes 2 and 5). The 2021 Series A Preferred has a fixed non-dilutable 60% voting right over all classes of stock and convertible into 3,000,000,000 shares of the Company’s common stock.

On April 22, 2021, the Custodian appointed Kareem Mansour as the Company’s sole officer and director.

On April 23, 2021, in a private transaction, the Custodian entered into a Securities Purchase Agreement (the “SPA”) with Krisa Management LLC, a Texas limited liability company, to sell the 2021 Series A Preferred. Upon closing of the SPA on April 23, 2001, Krisa Management LLC acquired 60% control of the Company. However, the court appointed control remained with the Custodian until the Custodian filed a petition with the District Court of Clark County, Nevada to relinquish custodianship and control of the Company.

On April 23, 2021, the Custodian appointed Carey W. Cooley as the Company’s sole officer and director. On April 23, 2021, Kareem Mansour resigned as an officer and director of the Company. On December 16, 2021, Carey W. Cooley resigned as an officer and director of the Company.

Change of Control

On December 15, 2021, in a private transaction, Lisa Nelson entered into a Securities Purchase Agreement (the “SPA”) with Krisa Management LLC, a Texas limited liability company, to purchase a fixed controlling voting interest of 60% in the Company regardless of the number of votes held by all other classes of voting shares. Lisa Nelson was the Buyer. Krisa Management LLC, controlled by Carey W. Cooley, was the Seller. Lisa Nelson acquired the one (1) share of 2021 Series A Preferred, representing 100% of the total outstanding shares of the Special 2021 Series A Preferred stock. At the time of the transaction FBC Holding Inc. was a shell corporation and had no assets or liabilities.

F-5

On December 16, 2021, Lisa Nelson became an officer and director and three additional directors were added; subsequently, Carey W. Cooley resigned. At that time the new board approved increasing the authorized preferred and common shares. The board also approved acquiring Formrunner Apparel from Lisa Nelson for 100,000,000 common shares that would increase her controlling voting interest to approximately 61.6% in the Company.

Acquisition of Formrunner Apparel Inc.

On December 20, 2021, the Company signed an Agreement in a non-arm’s length transaction to acquire 100% of Formrunner Apparel Inc. in exchange for 100,000,000 common shares. Lisa Nelson owned a fixed controlling voting interest of 60% in the Company regardless of the number of votes held by all other classes of voting shares before the acquisition and approximately 61.6% of the Company after the acquisition. As a result of the controlling financial interest of Lisa Nelson, for financial statement reporting purposes, the merger between the Company and Formrunner has been treated as a reverse acquisition with Formrunner deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Formrunner (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Formrunner which are recorded at their historical cost.

Change in Fiscal Year

The legal acquirer had a July 31 year-end, and the accounting acquirer had a December 31 year-end prior to the reverse merger. The legal acquirer changed its year end to December 31 in conjunction with the reverse acquisition (see Note 2).

NOTE 2.        SUMMARY OF ACCOUNTING POLICIES

Financial Statement Presentation

The Company has presented its financial statements by giving retroactive effect to the acquisition of Formrunner Apparel Inc. as though the operations, assets and liabilities were that of Formrunner for the two years ended December 31, 2021, and 2020. The presentation discloses the operations of the combined companies for the years ended December 31, 2021 and December 31, 2020.

Basis of presentation and going concern uncertainty

The unaudited financial statements included herein were prepared from the records of the Company in accordance with Generally Accepted Accounting Principles. These financial statements reflect all adjustments that are, in the opinion of management, necessary to provide a fair statement of the results of operations and financial position for the periods presented. Significant adjustments may be required upon the financial statements being audited to be in conformity with Generally Accepted Accounting Principles.

The Company's operations will be subject to significant risk and uncertainties including financial, operational, technological, and other risks, including the potential risk of business failure.

The ability of the Company to continue as a going concern is dependent on the successful execution of Management's plans, which include the expansion of its operating business to develop positive cash flow and profitability. The Company will likely need to rely upon debt or equity financing in order to ensure the continuing existence of the business.

The accompanying unaudited financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

F-6

Use of estimates

The Company’s financial statements have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. Management evaluates estimates, including those related to contingencies, on an ongoing basis. Estimates are based upon historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Share based compensation

Management estimates the value of shares issued for services based upon the value of the Company’s stock at the time of issuance of issuance and the likelihood of selling the issued shares within thirty trading days at the valued price based on the recent trading history of the stock. The valuation per share used by management in these unaudited financial statements may significantly differ from the valuation per share used in audited financial statements based upon the application of accounting pronouncements such as ASU 2018-07.

These significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to these estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements, taken as a whole, under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience, and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Income taxes

The Company records its federal and statement income tax liability as it is incurred. The company does not have any outstanding income tax liabilities.

Loss Per Share

ASC 260-10 “Earnings Per Share” requires the Company to calculate its net income (loss) per share based on basic and diluted net income (loss) per share, as defined. Basic EPS excludes dilution and is computed by dividing net income (loss) by the weighted average number of shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. The dilutive effect of outstanding options and warrants issued by the Company, are reflected in diluted EPS using the treasury stock method. Under the treasury stock method, options and warrants will generally have a dilutive effect when the average market price of common stock during the period exceeds their exercise price. The dilutive effect of outstanding convertible debt issued by the Company is reflected in diluted EPS using the if-converted method. For periods of net loss, basic and diluted EPS are the same as the assumed exercise of stock options and warrants and the conversion of convertible debt are anti-dilutive. Unissued common shares and convertible instruments are not included in the calculation of EPS because they would be anti-dilutive because of the loss per share.

F-7

NOTE 3.        DUE TO DIRECTOR AND OFFICER

Subsequent to December 16, 2021, Lisa Nelson advanced the Company $27,610 to bring the company current in its required filings with the state of Nevada and pay outstanding bills to the transfer agent that were not previously accrued. The remaining amounts due to Lisa Nelson were prior advances to Formrunner Apparel Inc for its operations that the Company acquired as part of the acquisition of Formrunner. At December 31, 2021 the Company owed Lisa Nelson $344,223.

NOTE 4.        UNISSUED STOCK LIABILITY

At December 31, 2021 25,000,000 restricted shares of common stock had not been issued to a prior consultant valued at $112,500. The shares were agreed to be issued on December 15, 2021, when the trading price of the common stock closed at $.009 per share. A 50% discount was applied to the value of the closing price of the stock based upon the restricted status and thinly traded market in the common stock.

The acquisition of Formrunner Apparel Inc valued at $100,000 was agreed to be issued on December 20, 2021, for 100,000,000 restricted common shares to a control party of the Company. The value of the common shares was determined based upon the closing price of the common on December 20, 2021.

NOTE 5.        STOCKHOLDERS EQUITY

Preferred Stock

There were 2,500,001 Preferred shares authorized and outstanding at December 31, 2021.

On March 31, 2011, the Company issued 2,500,000 shares of Series A Preferred Stock, representing 100% of the Series A Preferred Stock outstanding, to Enable Growth Partners LP, Enable Opportunity Partners LP, and Pierce Diversified Strategies Series ENA, all controlled by Mitch Levine, in exchange for the surrender of certain Senior Secured Convertible Debentures. The Series A Preferred Stock is convertible to Common Stock on a 1:1 basis.

On April 22, 2021, SSM Monopoly Corporation (the court appointed Custodian) granted to itself, one share of preferred stock, Special 2021 Series A Preferred Stock (“2021 Series A Preferred”) at par value of $0.001. The 2021 Series A Preferred has a fixed non-dilutable 60% voting right over all classes of stock and convertible into 3,000,000,000 shares of the Company’s common stock. On April 23, 2021, in a private transaction, the Custodian sold the controlling preferred share to Krisa Management LLC that was controlled by Carey Cooley. On December 15, 2021, in a private transaction, Lisa Nelson purchased the controlling preferred share from Krisa Management LLC and owned it at December 31, 2021.

Common Stock

The Company has authorized 5,000,000,000 common shares and had 2,449,627,869 common shares issued and outstanding at December 31, 2021.

NOTE 6.        RELATED PARTY TRANSACTION

Acquisition of Formrunner Apparel Inc.

On December 20, 2021, the Company signed an Agreement in a non-arm’s length transaction to acquire 100% of Formrunner Apparel Inc. in exchange for 100,000,000 common shares valued at $100,000 based upon the closing trading price of the Company’s common stock on December 20, 2021. At the time of the Agreement, Lisa Nelson had a fixed 60% voting control of the Company regardless of the number of voting shares outstanding at any given time and owned all of the issued and outstanding shares of Formrunner Apparel Inc. that had 100% voting control of Formrunner.

NOTE 7.        SUBSEQUENT EVENTS

On January 4, 2022, the Company increased the authorized common shares to 40,000,000,000 and increased the authorized preferred stock to 50,000,000.

F-8

PART III – EXHIBITS

Index to Exhibits

Exhibit No.:	Description of Exhibit	Incorporated by Reference to:
2. Charter and Bylaws
2.1	Amended and Restated Articles of Incorporation	Filed previously
2.2	Bylaws	Filed previously
4. Subscription Agreement
4.1	Subscription Agreement	Filed previously
6. Material Agreements
6.1	Lease Agreement, Formrunner Apparel	Filed previously
6.2	Lease Agreement, Hyperviolent	Filed previously
7. Plan of acquisition, reorganization, arrangement, liquidation, or succession
7.1	Share Exchange Agreement dated December 20, 2021	Filed previously
11. Consents
11.1	Consent of Newlan Law Firm, PLLC (see Exhibit 12.1)	Filed previously
12. Opinion re: Legality
12.1	Opinion of Newlan Law Firm, PLLC	Filed previously

32

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on April 25, 2022.

FBC HOLDING, INC.

By:	/s/ Lisa Nelson
Lisa Nelson
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Lisa Nelson	April 25, 2022
Lisa Nelson
President, Chief Executive Officer, Acting Chief Financial Officer [Principal Accounting Officer], Secretary and Director

By:	/s/ Alexandra Caringola	April 25, 2022
Alexandra Caringola
Chief Product Officer and Director

By:	/s/ Brianna Nelson	April 25, 2022
Brianna Nelson
Director

By:	/s/ Matthew McGee	April 25, 2022
Matthew McGee
Director

33